EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                               OFFER TO EXCHANGE
               8 3/8% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2007
                          FOR ANY AND ALL OUTSTANDING
                   8 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                              THE AES CORPORATION

Registered holders of outstanding 8 3/8% Senior Subordinated Notes due 2007 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 8 3/8% Senior Subordinated Exchange Notes due 2007 (the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer Guaranteed Delivery Procedures" in the Prospectus.


                 The Exchange Agent for the Exchange Offer is:



                             THE BANK OF NEW YORK


                                    BY MAIL:


                              THE BANK OF NEW YORK
                             101 BARCLAY STREET, 7E
                              NEW YORK, NY 10286
                               Attn: Odell Romeo

                             By Overnight Courier or
                                    by Hand:
                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                               Attn: Odell Romeo
                             Reorganization Section

                                  BY FACSIMILE:
                                 (212) 815-6339
                              CONFIRM BY TELEPHONE:
                                 (212) 815-6337

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.


This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee mush appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY


                   (Note to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:

----------------------------------       ---------------------------------------
                                         (Authorized Signature)


Address:
       ---------------------------       Title:
                                                --------------------------------
----------------------------------
                         (Zip Code)      Name:
                                               ---------------------------------
                                               (Please type or print)
Area Code and Telephone Number:
----------------------------------       Date:
                                               ---------------------------------

             NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
               DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL.